Exhibit 99.1

Paradyne Contact: Paul Harris 727-530-2529 pharris@paradyne.com	NEWS RELEASE

Paradyne Reports Second Quarter 2004 Results

Revenues Increase 24% Year-over-Year as Paradyne Returns to Profitability

LARGO, Fla. – July 21, 2004 – Paradyne (NASDAQ: PDYN), a leading provider of broadband voice, data and video network access solutions, today reported its second quarter financial results for the period ended June 30, 2004.

Net revenues for the second quarter of fiscal 2004 were $24.2 million, an increase of 24.2 percent compared to the same period in 2003 and an 8.7 percent improvement from the first quarter of fiscal 2004. Sales of broadband access products accounted for $20.6 million in revenue; sales of narrowband products accounted for $2.2 million; and service revenue accounted for $1.5 million.

Paradyne’s second quarter financial results mark the company’s return to profitability: On a pro forma basis, second quarter earnings per share (EPS) were 2-cents per diluted share, Paradyne’s fifth consecutive quarter of earnings improvement and a 10-cent per share increase over the second quarter of 2003. Based on generally accepted accounting principles (GAAP), Paradyne earned 1-cent per diluted share, compared to a loss of 11-cents per diluted share for the second quarter of 2003. Reconciliation between GAAP and pro forma results is provided in a table immediately following the Consolidated Statements of Operations.

“Steady growth in our target markets and consistent demand for broadband access equipment supporting the migration to packet-based networking is fueling our growth,” said Sean Belanger, president and CEO of Paradyne. “Our new products launched over the last six months are gaining excellent market adoption, both in the U.S. and abroad.”

Paradyne’s cash position remains healthy at $46.1 million, and the company is debt free.

Business highlights for the second quarter include:

•	Shipments of standards-based ADSL ports approximately doubled from last quarter with over 91,000 ports shipped in the second quarter of 2004.

•	Standards-based ADSL endpoint shipments increased 57 percent over the prior quarter for a total of 25,900 modems shipped in the second quarter of 2004.

•	Shipments of ReachDSL modems, and Paradyne’s ADSL/R combination modem supporting both standards-based ADSL and ReachDSL, increased 14 percent from the first quarter of 2004 to over 27,900 units shipped in the second quarter of 2004.

•	Over 17,100 ports of ReachDSL, Paradyne’s patented DSL product designed specifically to overcome distance limitations and poor wireline conditions, shipped in the second quarter of 2004. Paradyne has now shipped over 498,000 ReachDSL ports.

•	Paradyne began shipments of ADSL2+ modules for its Broadband Access Concentrator to support full-scale network deployments to several customers worldwide.

•	Paradyne was added to the Russell 2000 Index based on its improved market capitalization over the past twelve months.

Second Quarter Results Conference Call and Webcast

As previously announced, Paradyne will host a conference call on Wednesday, July 21, 2004 at 5 p.m. (ET) to discuss second quarter of 2004 results and its outlook for the third quarter of 2004. The call will be broadcast live on the Internet for investors and the general public. This listen-only webcast can be accessed through the Company section of the Paradyne website (http://www.paradyne.com/corporate_info). Participants should go to the website at least ten minutes before this event to download and install any necessary audio software. Or, participants may dial into the call at (706) 634-1225.

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About Paradyne

Paradyne’s broadband access equipment enables service providers to profitably deliver voice, data and video services and smoothly migrate to packet-based networks. These solutions include an extensive portfolio of broadband access concentrators, media gateways, and customer premises equipment. Services offered to business and residential customers worldwide using Paradyne’s equipment include Voice over IP, high-speed Internet, Wide Area Networking featuring Service Level Management, IP switched video, and traditional T1/E1 data. More information may be obtained by visiting www.paradyne.com or by calling +1-727-530-8623.

Information about Forward-Looking Statements:

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations and beliefs as well as on assumptions made by, and information currently available to, management. Among the factors that could cause actual future events to differ materially include: the uncertainty regarding the acceptance of new telecommunications services based on DSL technology; reduction or discontinuation of purchase of our products by NSPs; the failure of NSPs to incorporate our products into their infrastructure; the possibility that Paradyne’s competitors may develop competing products that are superior in terms of quality, cost or both. For a detailed discussion of other risk factors that could affect Paradyne’s business, please refer to the risks identified in Paradyne’s Current Report on Form 10-Q, dated April 28, 2004, and in Paradyne’s other filings with the Securities and Exchange Commission.

Editors Note: Paradyne and the Paradyne Logo are registered trademarks of Paradyne Corporation.

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Statements of Operations

(Thousands except per share amounts)

	Three months Ended June 30,		Six months Ended June 30,
	2004	2003	2004	2003
Revenues:
Sales	$22,757	$16,966	$43,572	$34,700
Services	1,489	1,749	2,971	3,313
Royalties	0	800	0	800

Total Revenues	24,246	19,515	46,543	38,813

Total cost of sales	14,246	10,163	27,326	19,728

Gross Margin	10,000	9,352	19,217	19,085

Operating expenses:
Research and development	3,702	5,597	7,460	11,206
Selling, general & administrative	5,367	6,695	11,173	13,945
Amortization of deferred stock compensation and intangible asset	342	374	685	797
Business restructuring charges	0	1,742	269	1,742

Total operating expenses	9,411	14,408	19,587	27,690

Operating Income (Loss)	589	(5,056)	(370)	(8,605)

Other (income) expenses:
Interest, net	(135)	(162)	(262)	(316)
Other, net	44	48	(1)	141

Income (loss) before provision for income tax	680	(4,942)	(107)	(8,430)
Provision (benefit) for income tax	0	0	0	0

Net income (loss)	$680	$(4,942)	$(107)	$(8,430)

Average shares outstanding
Basic	45,195	43,121	44,998	42,992
Diluted	49,550	43,121	44,998	42,992
Earnings per common share
Basic	0.02	(0.11)	(0.00)	(0.20)
Diluted	0.01	(0.11)	(0.00)	(0.20)
Pro forma diluted shares	49,550	43,121	49,047	42,992
Pro forma diluted net income (loss) per share (A)	$0.02	$(0.08)	$0.02	$(0.17)

Paradyne Networks, Inc.

Footnote To Condensed Consolidated Statements of Operations

(Thousands except per share amounts)

(Unaudited)

(A) Reconciliation of Earnings Following Generally Accepted Accounting Principles (GAAP) With Non-GAAP Financial Measures (Pro Forma Earnings)

Paradyne supplements its earnings releases provided in accordance with generally accepted accounting principles, with non-GAAP financial measures that exclude those transactions that management does not reasonably expect to be part of recurring business transactions over the long term. Paradyne’s management believes the pro forma information provides investors useful information to understand operating results and make comparisons with prior periods. Paradyne’s management uses such pro forma measures internally, to evaluate the company’s net income and operating performance on a period-over-period basis, and for planning and forecasting future periods.

Pro forma diluted net income (loss) per share calculations exclude the elimination of margin generated from the reversal of inventory reserves, the amortization of deferred stock compensation and intangible assets and business restructuring charges.

	Three months Ended June 30,		Six months Ended June 30,
	2004	2003	2004	2003
Net income (loss) before excluding items to normalize results	$680	$(4,942)	$(107)	$(8,430)

Increase (decrease) to net income:
Elimination of positive margin generated from the reversal of inventory reserves	—	(732)	—	(1,475)
Exclusion of amortization of deferred stock compensation & intangible assets	342	374	685	797
Exclusion of business restructuring charges	—	1,742	269	1,742

Adjustment to net income (loss)	342	1,384	954	1,064

Pro Forma net income (loss)	$1,022	$(3,558)	$847	$(7,366)

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Balance Sheets

(In Thousands)

	June 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,073	$46,775
Accounts receivables, net	12,754	7,119
Inventories, net	15,851	16,419
Prepaid & other current assets	1,461	1,578

Total current assets	76,139	71,891

Property plant & equipment, net	4,002	5,595
Intangible assets, net	4,257	4,869
Other assets	501	87

Total assets	$84,899	$82,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,775	$5,486
Payroll & benefit related liabilities	2,624	2,636
Other current liabilities	4,559	4,745

Total current liabilities	12,958	12,867

Total liabilities	12,958	12,867

Stockholders’ equity	71,941	69,575

Total liabilities and stockholders’ equity	$84,899	$82,442